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                                                                     EXHIBIT 5

              CASCADE DIRECTOR, OFFICER AND STOCKHOLDER AGREEMENT

  THIS CASCADE DIRECTOR, OFFICER AND STOCKHOLDER AGREEMENT ("Agreement") is made and entered into as of March , 1997 by and among Ascend Communications, Inc., a Delaware corporation ("Ascend"), and the undersigned director, officer and/or stockholder ("Signatory") of Cascade Communications Corp., a Delaware corporation ("Cascade") . Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement (as defined below).

                                   Recitals

  Ascend and Cascade have entered into an Agreement and Plan of Reorganization, dated as of March 30, 1997 (the "Merger Agreement"), pursuant to which Cascade will become a wholly-owned subsidiary of Ascend and the stockholders of Cascade will become stockholders of Ascend. It will be a condition to the effectiveness of the Merger that (i) legal counsel to Cascade and Ascend will have delivered their respective opinions to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) the independent auditing firms that audit the annual financial statements of Cascade and Ascend will have delivered letters confirming the appropriateness of pooling of interests accounting for the Merger under Accounting Principles Board Opinion No. 16 and the applicable regulations of the Securities and Exchange Commission (the "Commission"). The execution and delivery of this Agreement by Signatory is a material inducement to Ascend to enter into the Merger Agreement. Signatory has been advised that Signatory may be deemed to be an "affiliate" of Cascade, as such term is used (i) for purposes of paragraphs (c) and (d) of Rule 145 of the Commission under the Securities Act of 1933, as amended (the "Act"), and/or (ii) in the Commission's Accounting Series Releases 130 and 135, as amended, it being understood that nothing contained herein shall be construed as an admission by Signatory that Signatory is in fact an affiliate of Cascade.

  NOW, THEREFORE, intending to be legally bound, the parties hereby agree as follows:

                                   Agreement

  1. Acknowledgments by Signatory. Signatory acknowledges and understands that the covenants made by Signatory set forth herein will be relied upon by Ascend, Cascade, and their respective affiliates, legal counsel and auditing firms, and that substantial losses and damages may be incurred by such persons if Signatory's representations and warranties are inaccurate or if Signatory's covenants and agreements are breached. Signatory has carefully read this Agreement and the Merger Agreement and has consulted with such legal counsel and financial advisers as Signatory has deemed appropriate in connection with, and prior to, the execution and delivery of this Agreement.

  2. Compliance with Rule 145 and the Act.

  (a) Signatory has been advised that (i) the issuance of shares of Ascend Common Stock in connection with the Merger is expected to be effected pursuant to a Registration Statement filed by Ascend on Form S-4, and the resale of such shares will be subject to the restrictions set forth in Rule 145 under the Act unless such shares are otherwise transferred pursuant to an effective registration statement under the Act or an appropriate exemption from registration, and (ii) Signatory may be deemed to be an affiliate of Cascade. Signatory accordingly agrees not to sell, pledge, transfer or otherwise dispose of any shares of Ascend Common Stock issued to Signatory in the Merger, unless (i) such sale, pledge, transfer or other disposition is made in conformity with the requirements of Rule 145 under the Act, (ii) such sale, pledge, transfer or other disposition is made pursuant to an effective registration statement under the Act, or (iii) Signatory delivers to Ascend a written opinion of counsel, in form and substance reasonably acceptable to Ascend, to the effect that such sale, pledge, transfer or other disposition is otherwise exempt from registration under the Act.

  (b) Ascend will give stop transfer instructions to its transfer agent with respect to any Ascend Common Stock received by Signatory pursuant to the Merger, and there will be placed on the certificates representing such Ascend Common Stock, or any substitutions therefor, a legend stating in substance as follows:

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    "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED PURSUANT TO A
  BUSINESS COMBINATION WHICH IS BEING ACCOUNTED FOR AS A POOLING OF INTERESTS, IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES, AND MAY ONLY BE TRANSFERRED IN CONFORMITY WITH RULE 145, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, OR IN ACCORDANCE WITH A WRITTEN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO THE ISSUER IN FORM AND SUBSTANCE TO THE EFFECT THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE TRANSFERRED UNTIL SUCH TIME AS ASCEND SHALL HAVE PUBLISHED FINANCIAL RESULTS COVERING AT LEAST 30 DAYS OF COMBINED OPERATIONS WITH CASCADE. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THE TERMS OF A CERTAIN DIRECTOR, OFFICER AND STOCKHOLDER AGREEMENT DATED AS OF MARCH , 1997 BETWEEN THE HOLDER OF THIS CERTIFICATE AND ASCEND, A COPY OF WHICH AGREEMENT MAY BE INSPECTED BY THE HOLDER OF THIS CERTIFICATE AT THE PRINCIPAL OFFICES OF ASCEND OR FURNISHED BY ASCEND TO THE HOLDER OF THIS CERTIFICATE UPON WRITTEN REQUEST AND WITHOUT CHARGE."

  The legend set forth above shall be removed (by delivery of a substitute certificate without such legend), and Ascend shall so instruct its transfer agent, if a registration statement respecting the sale of the shares has been declared effective under the Act or if Signatory delivers to Ascend (i) satisfactory written evidence that the shares have been sold in compliance with Rule 145 (in which case, the substitute certificate will be issued in the name of the transferee), or (ii) an opinion of counsel, in form and substance reasonably acceptable to Ascend, to the effect that sale of the shares by the holder thereof is no longer subject to Rule 145.

  3.  Covenants Related to Pooling of Interests.

  (a) During the period beginning on the date thirty (30) days prior to the Closing Date (as defined in the Merger Agreement) and ending on the day after Ascend has published (within the meaning of Accounting Series Release No. 135) financial results covering at least thirty (30) days of post-Merger combined operations of Ascend and Cascade (the "Restricted Period") in the form of a quarterly earnings report, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K, 10-Q or 8-K or any other public filing or announcement which includes the combined results of operations, Signatory will not sell, exchange, transfer, pledge, distribute, or otherwise dispose of or grant any option, establish any "short" or put-equivalent position with respect to or enter into any similar transaction (through derivatives or otherwise) intended to have or having the effect, directly or indirectly, of reducing Signatory's risk relative to (i) any shares of Cascade Common Stock or Ascend Common Stock owned by Signatory or
(ii) any shares of Ascend Common Stock received by Signatory in connection with the Merger.

  (b) Notwithstanding anything to the contrary contained in Section 3(a), Signatory will be permitted, during the Restricted Period, to sell, exchange, transfer, pledge, distribute or otherwise dispose of or grant any option, establish any "short" or put-equivalent position with respect to or enter into any similar transaction (through derivatives or otherwise) intended to have or having the effect, directly or indirectly, of reducing Signatory's risk relative to any shares of Cascade Common Stock or Ascend Common Stock received by Signatory in connection with the Merger an amount of such shares not more than the de minimis amount permitted by the Commission in its rules and releases relating to pooling-of-interests accounting treatment, subject to the advance concurrence of Ascend and Cascade and each of their independent auditors.

  4. Miscellaneous.

  (a) This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same document.

  (b) This Agreement shall be enforceable by, and shall inure to the benefit of and be binding upon, the parties hereto and their respective successors and assigns.

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  (c) This Agreement shall be governed by and construed, interpreted and enforced in accordance with the internal laws of the State of Delaware, applicable to agreements made and performed wholly within such state. Each party hereto irrevocably and unconditionally consents and submits to the jurisdiction of the courts of the State of Delaware and of the United States of America located in the State of Delaware for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby.

  (d) If any provision of this Agreement is held to be unenforceable for any reason, it shall be modified rather than voided, if possible, in order to achieve the intent of the parties to the extent possible. In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the extent possible.

  (e) Legal counsel to and auditors for the parties to the Merger Agreement shall be entitled to rely upon this Agreement to the extent they deem necessary.

  (f) This Agreement shall not be modified or amended, or any right hereunder waived or any obligation excused, except by a written agreement signed by both parties.

  (g) Notwithstanding any other provision contained herein, this Agreement and all obligations hereunder shall terminate upon the termination of the Merger Agreement in accordance with its terms.

  (h) From and after the Effective Time of the Merger and as long as is necessary in order to permit Signatory to sell Ascend Common Stock held by Signatory pursuant to Rule 145 and, to the extent applicable, Rule 144 under the Securities Act, Ascend shall use all reasonable efforts to file on a timely basis all reports required to be filed by it pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as the same shall be in effect at the time, and shall otherwise use all reasonable efforts to make available adequate public information regarding Ascend in such manner as may be required to satisfy the requirements of paragraph (c) of Rule 144 under the Securities Act.

  IN WITNESS WHEREOF, this Agreement is executed as of the date first shown above.

                                          Ascend Communications, Inc. a
                                           Delaware corporation


                                          By:__________________________________

                                          Signatory


                                          By:__________________________________

                                          Name of Signatory:___________________

                                          Title of Signatory (if applicable):__

                                          Number of Shares Owned:______________

                                          Number of Shares Issuable
                                          uponExercise of Stock Options:_______

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